EXHIBIT 99.6

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS MAILED WITH THIS MASTER BALLOT.

ALESTRA, S. DE R. L. DE C.V.,

Debtor.

AVENIDA LÁZARO CÁRDENAS NO. 2321, PISO 9

COL. RESIDENCIAL SAN AGUSTÍN

SAN PEDRO GARZA GARCÍA, N.L. 66260, MÉXICO

Tax ID No.: None.

MASTER BALLOT

FOR ACCEPTING OR REJECTING U.S. PREPACKAGED PLAN

OF REORGANIZATION OF ALESTRA, S. DE R.L. DE C.V.

UNDER CHAPTER 11 OF THE U.S. BANKRUPTCY CODE AND/OR ELECTING CONSIDERATION TO BE RECEIVED FOR EXISTING NOTES CLAIMS

12 1/8% Senior Notes due 2006		12 5/8% Senior Notes due 2009
CUSIP Nos. P01548AA7, 01446PAA2 and 01446PAB0 ISIN Nos. USP01548AA73, US01446PAA21 and US01446PAB04	and	CUSIP Nos. P01548AB5, 01446PAD6 and 01446PAC8 ISIN Nos. USP01548AB56, US01446PAD69 and US01446PAC86

(Class 3: EXISTING NOTES CLAIMS)

THE VOTING DEADLINE BY WHICH YOUR MASTER BALLOT MUST BE RECEIVED BY THE VOTING AGENT IS 11:59 P.M., NEW YORK CITY TIME ON             , 2003 UNLESS EXTENDED BY ALESTRA. IF YOUR MASTER BALLOT IS NOT RECEIVED ON OR BEFORE THE VOTING DEADLINE, THE VOTES REPRESENTED BY YOUR MASTER BALLOT WILL NOT BE COUNTED.

This Master Ballot is to be used by you, as a broker, bank, or other nominee (or as their proxy holder or agent) (each of the foregoing, a “Nominee”), for beneficial owners of 12 1/8% Senior Notes due 2006 (the “2006 Notes”) or 12 5/8% Senior Notes due 2009 (the “2009 Notes”, and with the 2006 Notes, the “Existing Notes”) issued by Alestra, S. de R.L. de C.V. (“Alestra”), to (1) transmit the votes of such holders in respect of their Existing Notes to accept or reject the U.S. prepackaged plan of reorganization (the “U.S. prepackaged plan”) described in, and attached as Exhibit A to, the Prospectus dated             , 2003 (the “Prospectus”) provided to you, and (2) to elect the consideration to be received by such holders pursuant to the U.S. prepackaged plan. Before you transmit such votes, please review the Prospectus carefully, including the voting procedures explained in the section entitled “The U.S. Prepackaged Plan—Miscellaneous U.S. prepackaged plan provisions—Voting by holders”.

THE DECISION TO VOTE ON THE U.S. PREPACKAGED PLAN IS COMPLETELY INDEPENDENT FROM THE DECISION WHETHER OR NOT TO TENDER EXISTING NOTES IN ALESTRA’S EXCHANGE OFFERS AND CASH TENDER OFFERS. PARTICIPATION IN THE EXCHANGE OFFERS OR THE CASH TENDER OFFERS WILL NOT CONSTITUTE ACCEPTANCE OR REJECTION OF THE U.S. PREPACKAGED PLAN.

The U.S. prepackaged plan can be confirmed by the U.S. Bankruptcy Court and thereby made binding upon you and the beneficial owners of Existing Notes for which you are the Nominee if the holders of allowed Class 3 Existing Notes Claims casting votes in favor of the U.S. prepackaged plan (1) hold at least two-thirds in aggregate dollar amount of the holders in such class who cast votes with respect to the U.S. prepackaged plan and (2) constitute more than one-half in number of holders of allowed claims in such class who vote with respect to the U. S. prepackaged plan.

PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. COMPLETE, SIGN, AND DATE THIS MASTER BALLOT, AND RETURN IT SO THAT IT IS RECEIVED BY THE VOTING AGENT ON OR BEFORE THE VOTING DEADLINE OF 11:59 P.M., NEW YORK CITY TIME, ON             , 2003 UNLESS EXTENDED BY ALESTRA. IF THIS MASTER BALLOT IS NOT COMPLETED, SIGNED, AND TIMELY RECEIVED, THE VOTES TRANSMITTED BY THIS MASTER BALLOT WILL NOT BE COUNTED AND ANY BENEFICIAL HOLDERS YOU REPRESENT WILL BE DEEMED TO HAVE ELECTED TO RECEIVE THE CASH PAYMENT OPTION (AS DEFINED BELOW) IF THE U.S. PREPACKAGED PLAN IS CONFIRMED AND CONSUMMATED. PLEASE NOTE THAT YOU MAY ELECT TO RECEIVE EITHER THE CASH PAYMENT OPTION OR THE NEW NOTES OPTION OR A COMBINATION OF BOTH AS THE DISTRIBUTION FOR YOUR EXISTING NOTES CLAIMS WHETHER YOU VOTE FOR OR AGAINST THE U.S. PREPACKAGED PLAN OR ABSTAIN FROM VOTING, WHICH WILL ENSURE THAT YOUR DESIRED ELECTION IS GIVEN EFFECT SHOULD THE U.S. PREPACKAGED PLAN BE CONFIRMED AND CONSUMMATED.

Master Ballot Code

Item 1.	Certification of Authority to Vote. The undersigned certifies that as of the , 2003 voting record date, the undersigned (please check the applicable box):

☐	Is a broker, bank, or other nominee for the beneficial owners of the aggregate principal amount of Existing Notes listed in Item 2 below, and is the registered holder of such securities, or

☐	Is acting under a power of attorney and/or agency (a copy of which will be provided upon request) granted by a broker, bank, or other nominee that is the registered holder of the aggregate principal amount of Existing Notes listed in Item 2 below, or

☐	Has been granted a proxy (an original of which is attached hereto) from a broker, bank, or other nominee, or a beneficial owner, that is the registered holder of the aggregate principal amount of Existing Notes listed in Item 2 below, and, accordingly, has full power and authority to vote to accept or reject the U.S. prepackaged plan on behalf of the beneficial owners of the Existing Notes described in Item 3 below.

Item 2.	Election. To the extent that any beneficial owner votes to accept the U.S. prepackaged plan, the undersigned is strongly urged to transmit what the beneficial owner elects to receive in respect of its Existing Notes:

(1)	a distribution of cash, in the amount of $550 for each $1,000 principal amount of Existing Notes with respect to which the beneficial owner has so elected, or is deemed to have elected (the “Cash Payment Option”); or

(2)	$1,060 in principal amount of new Senior Notes due 2010 (the “New Notes”) for each $1,000 principal amount of Existing Notes with respect to which the beneficial owner has so elected (the “New Notes Option”); or

(3)	a combination of the Cash Payment Option and the New Notes Option in the proportions specified by the beneficial owner, equaling 100% of the aggregate principal amount of such beneficial owner’s Existing Notes.

Unless holders of exactly $200 million aggregate principal amount of the Existing Notes elect or are deemed to elect the Cash Payment Option, either the New Notes Option or the Cash Payment Option will be prorated. If holders of less than $200 million aggregate principal amount of the Existing Notes elect or are deemed to elect the Cash Payment Option, then the New Notes Option will be prorated and those holders of our Existing Notes who elected to receive the New Notes Option will receive a portion of their consideration in cash. If holders of more than $200 million aggregate principal amount of the Existing Notes elect or are deemed to elect the Cash Payment Option, then the Cash Payment Option will be prorated and those holders of Existing Notes who elected or were deemed to elect to receive the Cash Payment Option will receive a portion of their consideration as New Notes.

If you are returning this Master Ballot for your own account, please review the Prospectus for more information regarding the Cash Payment Option, the New Notes Option, the proportional election between the Cash Payment Option and the New Notes Option and certain limitations and conditions under the U.S. prepackaged plan, which may affect distributions notwithstanding your election below.

Each beneficial owner is strongly urged to make an election on its ballot (“Existing Notes Ballot”) for accepting or rejecting the U.S. prepackaged plan whether or not you actually cast a vote either accepting or rejecting the U.S. prepackaged plan. If the election is not made on an Existing Notes Ballot or an Existing Notes Ballot is not returned, then the beneficial owner will be deemed to elect to receive the Cash Payment Option with respect to the Existing Notes held by it. IF YOU DECIDE TO VOTE AGAINST THE U.S. PREPACKAGED PLAN, OR NOT TO CAST A VOTE EITHER ACCEPTING OR REJECTING THE U.S. PREPACKAGED PLAN, YOU ARE STILL STRONGLY URGED TO INDICATE YOUR ELECTION REGARDING THE CASH PAYMENT OPTION OR THE NEW NOTES OPTION TO ENSURE THAT YOUR CHOICE IS GIVEN EFFECT IF THE U.S. PREPACKAGED PLAN IS CONFIRMED AND CONSUMMATED.

Please complete the table in Item 3, below, to indicate:

(1)	in the first column, the customer account number for each respective beneficial owner of Existing Notes;

(2)	in the second column, the ISIN number or CUSIP number of the Existing Notes;

(3)	in the third column, the name of the clearing system through which the Existing Notes are held and the reference number assigned by such clearing system upon the “blocking” of such Existing Notes;

(4)	in the fourth column, the aggregate outstanding principal amount of Existing Notes held by any respective beneficial owner voting to accept the U.S. prepackaged plan;

(5)	in the fifth column, that portion of the aggregate outstanding principal amount shown in the fourth column with respect to which the beneficial owner has elected to receive the Cash Payment Option;

(6)	in the sixth column, that portion of the aggregate outstanding principal amount shown in the fourth column with respect to which the beneficial owner has elected to receive the New Notes Option; and

(7)	in the seventh column, the aggregate outstanding principal amount of Existing Notes of any respective beneficial owner voting to reject the U.S. prepackaged plan.

If an Existing Notes Ballot does not make such an election, please record 100% of the principal amount of such beneficial owner’s Existing Notes as electing the Cash Payment Option. Please note that beneficial owners are permitted to make an election even if they vote to reject the U.S. prepackaged plan or if they choose not to cast a vote for or against the U.S. prepackaged plan and their election should be recorded in Item 4.

THE DECISION TO VOTE ON THE U.S. PREPACKAGED PLAN IS COMPLETELY INDEPENDENT FROM THE DECISION WHETHER OR NOT TO TENDER EXISTING NOTES IN ALESTRA’S EXCHANGE OFFERS AND CASH TENDER OFFERS. PARTICIPATION IN THE EXCHANGE OFFERS OR THE CASH TENDER OFFERS WILL NOT CONSTITUTE ACCEPTANCE OR REJECTION OF THE U.S. PREPACKAGED PLAN.

IMPORTANT: BENEFICIAL OWNERS MAY NOT SPLIT THEIR VOTES. EACH BENEFICIAL OWNER MUST VOTE ALL HIS, HER, OR ITS EXISTING NOTES EITHER TO ACCEPT OR REJECT THE U.S. PREPACKAGED PLAN. IF ANY BENEFICIAL OWNER HAS ATTEMPTED TO SPLIT SUCH VOTE, PLEASE CONTACT THE VOTING AGENT IMMEDIATELY.

Item 3.	Class 3 (Existing Notes Claims) Vote. The undersigned transmits the following votes of beneficial owners in respect of their Existing Notes Claims, and certifies that the following beneficial owners of Existing Notes, as identified by their respective customer account numbers set forth below, are beneficial owners of such securities as of the , 2003 voting record date and have delivered to the undersigned, as Nominee, the Existing Notes Ballot casting such votes.

(Indicate in the appropriate column the aggregate principal amount voted for each account, or attach such information to this Master Ballot in the form of the following table. Please note: each beneficial owner who votes to accept or reject the U.S. prepackaged plan must vote all of his, her, or its Class 3 claims (Existing Notes) either to accept or reject the U.S. prepackaged plan, and may not split such vote)

			Existing Notes Voting to ACCEPT the Plan			Existing Notes Voted to REJECT the Plan

Your Customer Account Number for Each Beneficial Owner of Existing Notes	ISIN/CUSIP	Clearing System & Reference Number (e.g., DTC/VOI)	Principal Amount	Principal Amount Electing the Cash Payment Option	Principal Amount Electing the New Notes Option	Principal Amount
1.			$	$	$	$
2.			$	$	$	$
3.			$	$	$	$
4.			$	$	$	$
5.			$	$	$	$
6.			$	$	$	$
7.			$	$	$	$

TOTALS			$	$	$	$

Transmission of this information in electronic form, such as in an Excel spreadsheet, to email address of voting agent (in addition to sending a signed, certified copy) will be a useful step towards speeding processing and reducing the Company’s expenses of entering data.

BALLOTS WITH ELECTIONS BUT NO VOTE

If you have received any Existing Notes Ballots from beneficial owners or their nominees that make an election regarding the Cash Payment Option or the New Notes Option, but do not cast a vote to accept or reject the U.S. prepackaged plan, please record such elections in the table below.

Your Customer Account Number for Each Beneficial Owner of Existing Notes	ISIN/CUSIP	Clearing System & Reference Number (e.g., DTC/VOI)	Principal Amount Electing the Cash Payment Option	Principal Amount Electing the New Notes Option
1.			$	$
2.			$	$
3.			$	$
4.			$	$
5.			$	$
6.			$	$
7.			$	$

TOTALS			$	$

TOTAL FOR ALL EXISTING NOTES BALLOTS

Total Number of Beneficial Owners Voting to ACCEPT the Plan	Total Number of Beneficial Owners Voting to REJECT the Plan	Total Principal Amount of Existing Notes Voted to ACCEPT the Plan	Total Principal Amount of Existing Notes Voted to REJECT the Plan
		$	$

Item 4.	Certification As to Transcription of Information From Item 3 As to Other Existing Notes Voted by Beneficial Owners. The undersigned certifies that the undersigned has transcribed in the following table the information, if any, provided by beneficial owners in Item 3 of the Existing Notes Ballots, identifying any other Existing Notes for which such beneficial owners have submitted other Existing Notes Ballots:

Your customer account number for each beneficial owner who completed Item 3 of the Existing Notes Ballot	TRANSCRIBE FROM ITEM 3 OF EXISTING NOTES BALLOT:
	Broker or Bank Through Which Other Existing Notes Are Held	Principal Amount of Other Existing Notes Voted	CUSIP # or ISIN # of Other Existing Notes Voted
1.		$
2.		$
3.		$
4.		$
5.		$
6.		$
7.		$

Item 5.	Certification. By signing this Master Ballot, the undersigned certifies that each beneficial owner of Existing Notes listed in Item 3, above, or the undersigned if the undersigned is returning this Master Ballot for its own account:

(1)	has been provided with a copy of the Prospectus, including the exhibits thereto, and understands that the solicitation of votes for the U.S. prepackaged plan is subject to all the terms and conditions set forth in the Prospectus;

(2)	agrees that, if it has voted in favor of the U.S. prepackaged plan, upon the filing of the petition commencing the Chapter 11 case and during the pendency of the U.S. bankruptcy case through the earliest of the effective date of the plan, any termination of the U.S. bankruptcy case and , 2003, it waives and rescinds any acceleration, whether as a result of the bankruptcy filing or otherwise, of the principal amount of its Existing Notes and agrees to extend the November 15, 2002 and May 15, 2003 interest payments plan; and

(3)	acknowledges that because it is not receiving accrued and unpaid interest on any Existing Notes, it agrees that on the Settlement Date (as defined in the U.S. prepackaged plan), solely in regard to its Existing Notes, the interest payments on its Existing Notes that were scheduled to be made on November 15, 2002, and May 15, 2003 were never due and payable for the purposes of Mexican law.

ATTACH THE EXISTING NOTES BALLOTS THAT YOU HAVE RECEIVED FROM THE BENEFICIAL HOLDERS OR INTERMEDIATE NOMINEES, AS APPLICABLE, OR COPIES THEREOF AND RETAIN THE EXISTING NOTES BALLOTS IN YOUR FILES FOR ONE YEAR FROM THE VOTING DEADLINE.

Name of Broker, Bank, or Other Nominee:

(Print or Type)

Name of Proxy Holder or Agent for Broker,

Bank, or Other Nominee (if applicable):

(Print or Type)

Social Security or Federal Tax I.D. No.:

(If Applicable)

Signature:

By:

(If Appropriate)

Title:

(If Appropriate)

Street Address:

City, State, Zip Code:

Telephone Number:

Date Completed:

THIS MASTER BALLOT (OR, IF YOU HOLD THROUGH A NOMINEE, A MASTER BALLOT REFLECTING THE CONTENTS HEREOF) MUST BE RECEIVED BY THE VOTING AGENT, BEFORE 11:59 P.M., NEW YORK CITY TIME, ON             , 2003, UNLESS EXTENDED BY ALESTRA OR THE VOTES TRANSMITTED HEREBY WILL NOT BE COUNTED AND ANY BENEFICIAL OWNERS THAT YOU REPRESENT SHALL BE DEEMED TO HAVE ELECTED TO RECEIVE THE CASH PAYMENT OPTION.

IF YOU ARE A DIRECT OR INDIRECT PARTICIPANT IN DTC, EUROCLEAR OR CLEARSTREAM, AND ARE SUBMITTING THIS MASTER BALLOT BY FAX, PLEASE SEND IT TO (    )      —        , ATTENTION:             . PLEASE TELEPHONE              ((      )      —        ) TO CONFIRM RECEIPT OF YOUR FAX. YOU MUST KEEP THE ORIGINAL MASTER BALLOTS IN YOUR RECORDS AND PROMPTLY PROVIDE THEM TO THE DEBTOR UPON REQUEST FOR ONE YEAR FROM THE VOTING DEADLINE.

IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED ADDITIONAL COPIES OF THE MASTER BALLOT, BALLOTS, DISCLOSURE STATEMENT, OR OTHER RELATED MATERIALS, PLEASE CALL THE BANK OF NEW YORK AT ((      )      —        ).

INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT

VOTING DEADLINE:

The Voting Deadline is 11:59 p.m., New York City Time, on             , 2003, unless extended by Alestra. To have the vote of your customers count, you must complete, sign, and return this Master Ballot so that it is received by the Voting Agent,     address of voting agent    , on or before the Voting Deadline.

HOW TO VOTE:

If you are both the registered owner and beneficial owner of any principal amount of Existing Notes and you wish to vote your claims relating to such Existing Notes, you may complete, execute, and return to the Voting Agent either an Existing Notes Ballot or a Master Ballot.

If you are transmitting the votes of any beneficial owners of Existing Notes other than yourself, you may either:

1.	Complete and execute the Existing Notes Ballot (other than Items 2 and 3) and deliver to the beneficial owner such “prevalidated” Existing Notes Ballot, along with the Prospectus and other materials requested to be forwarded. The beneficial owner should complete Items 2 and 3 of that Existing Notes Ballot and return the completed Existing Notes Ballot to the Voting Agent so as to be received before the Voting Deadline;

OR

2.	For any Existing Notes Ballots you do not “prevalidate”:

Deliver the Existing Notes Ballot to the beneficial owner, along with the Prospectus and other materials requested to be forwarded, and take the necessary actions to enable such beneficial owner to (i) complete and execute such Existing Notes Ballot voting to accept or reject the U.S. prepackaged plan, and (ii) return the complete, executed Existing Notes Ballot to you in sufficient time to enable you to complete the Master Ballot and deliver it to the Voting Agent before the Voting Deadline; and

With respect to all Existing Notes Ballots returned to you, you must properly complete the Master Ballot, as follows:

a.	Check the appropriate box in Item 1 on the Master Ballot;
b.	Indicate the votes to accept or reject the U.S. prepackaged plan in Item 2 of this Master Ballot, as transmitted to you by the beneficial owners of Existing Notes. To identify such beneficial owners without disclosing their names, please use the customer account number assigned by you to each such beneficial owner, or if no such customer account number exists, please assign a number to each account (making sure to retain a separate list of each beneficial owner and the assigned number). IMPORTANT: BENEFICIAL OWNERS MAY NOT SPLIT THEIR VOTES. EACH BENEFICIAL OWNER WHO VOTES MUST VOTE ALL OF HIS, HER, OR ITS EXISTING NOTES EITHER TO ACCEPT OR REJECT THE U.S. PREPACKAGED PLAN. IF ANY BENEFICIAL OWNER HAS ATTEMPTED TO SPLIT SUCH VOTE, PLEASE CONTACT THE VOTING AGENT IMMEDIATELY. Any Existing Notes Ballot or Master Ballot which is validly executed but which does not indicate acceptance or rejection of the U.S. prepackaged plan by the indicated beneficial owner or which impermissibly attempts to split a vote will not be counted as a vote for or against the U.S. prepackaged plan. However, the election, if any, timely made on such Existing Notes Ballot or Master Ballot with respect to the Cash Payment Option or the New Notes Option will be recorded and given effect should the U.S. prepackaged plan be confirmed;
c.	Please note that Item 4 of this Master Ballot requests that you transcribe the information provided by each beneficial owner from Item 4 of each completed Existing Notes Ballot relating to other Existing Notes voted;

d.	Review the certification in Item 5 of the Master Ballot;
e.	Sign and date the Master Ballot, and provide the remaining information requested;
f.	If additional space is required to respond to any item on the Master Ballot, please use additional sheets of paper clearly marked to indicate the applicable Item of the Master Ballot to which you are responding;
g.	Contact the Voting Agent to arrange for delivery of the completed Master Ballot to its offices; and
h.	Deliver the completed, executed Master Ballot so that it is actually received by the Voting Agent on or before the Voting Deadline. For each completed, executed Existing Notes Ballot returned to you by a beneficial owner, either forward such Existing Notes Ballot (along with your Master Ballot) to the Voting Agent or retain such Existing Notes Ballot in your files for one year from the Voting Deadline.

PLEASE NOTE:

This Master Ballot is not a letter of transmittal and may not be used for any purpose other than to cast votes to accept or reject the U.S. prepackaged plan. Holders should not surrender, at this time, certificates representing their securities. The Voting Agent will not accept delivery of any such certificates surrendered together with this Master Ballot. Surrender of securities for exchange may only be made by you, and will only be accepted pursuant to a letter of transmittal which will be furnished to you by the Debtor following confirmation of the U.S. prepackaged plan by the U.S. Bankruptcy Court.

THE DECISION TO VOTE ON THE U.S. PREPACKAGED PLAN IS COMPLETELY INDEPENDENT FROM THE DECISION WHETHER OR NOT TO TENDER YOUR EXISTING NOTES IN ALESTRA’S EXCHANGE OFFERS AND CASH TENDER OFFERS. YOUR PARTICIPATION IN THE EXCHANGE OFFERS OR THE CASH TENDER OFFERS WILL NOT CONSTITUTE ACCEPTANCE OR REJECTION OF THE U.S. PREPACKAGED PLAN OR BE EFFECTIVE TO INDICATE YOUR ELECTION REGARDING THE CASH PAYMENT OPTION OR THE NEW NOTES OPTION UNDER THE U.S. PREPACKAGED PLAN.

No Existing Notes Ballot or Master Ballot shall constitute or be deemed a proof of claim or equity interest or an assertion of a claim or equity interest.

No fees or commissions or other remuneration will be payable to any broker, dealer, or other person for soliciting votes on the U.S. prepackaged plan. We will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the Existing Notes Ballots and other enclosed materials to the beneficial owners of Existing Notes held by you as a nominee or in a fiduciary capacity. We will also pay all transfer taxes, if any, applicable to the transfer and exchange of your securities pursuant to and following confirmation of the U.S. prepackaged plan.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF ALESTRA OR THE VOTING AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE U.S. PREPACKAGED PLAN EXCEPT FOR THE STATEMENTS CONTAINED IN THE ENCLOSED DOCUMENTS.

IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES OR IF YOU NEED ADDITIONAL COPIES OF THE MASTER BALLOT, EXISTING NOTES BALLOTS, PROSPECTUS OR OTHER RELATED MATERIALS PLEASE CALL THE VOTING AGENT AT (      )      -        .